                                                               EXHIBIT (b)(1)(c)


                            Nuveen Investment Trust

               Establishment and Designation of Series of Shares

                            of Beneficial Interest

     Whereas, pursuant to Section 2 of Article IV of the Declaration of Trust dated May 6, 1996 (the "Declaration"), of Nuveen Investment Trust, a Massachusetts business trust (the "Trust"), the Trustees of the Trust, on June 20, 1996, established and designated certain series of Shares (as defined in the Declaration) of the Trust by the execution of an instrument establishing and designating such series and setting forth the special and relative rights of such series;

     Whereas, the Trustees of the Trust now desire to establish and designate an additional series of Shares;

     Now Therefore, the Trustee of the Trust, this 23rd day of July 1997, hereby establish and designate the following series of Shares (the "Fund") to have the special and relative rights described below.

          1.   The following Fund is established and designated:

               Nuveen Balanced California Municipal and Stock Fund

          2. The Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of the Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to such Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of such Fund, all as provided in Article IV, Sections 2 and 5 of the Declaration. The proceeds of the sale of Shares of such Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law.

          3. Share holders of the Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended or any successor rules, and by the Declaration.

          4. The assets and liabilities of the Trust shall be allocated among each Fund as set forth in Article IV, Section 5 of the Declaration.

     5. The designation of the Fund hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

     6. Subject to the applicable provisions of the 1940 Act and the provisions of Article IV, Sections 2 and 5 of the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of the Fund designated hereby without any action or consent of the Shareholders.

     In Witness Whereof, the undersigned, being a majority of the Trustee(s) of the Trust, have executed this instrument as of the 23rd day of July, 1997.



/s/ Anthony T. Dean                         /s/ Timothy R. Schwertfeger
-----------------------------------         ------------------------------
Anthony T. Dean,                            Timothy R. Schwertfeger,
 as Trustee                                  as Trustee
333 W. Wacker Drive                         333 W. Wacker Drive
Chicago, Illinois 60606                     Chicago, Illinois 60606


/s/ James E. Bacon
-----------------------------------         ------------------------------
James E. Bacon,                             William L. Kissick,
 as Trustee                                  as Trustee
333 W. Wacker Drive                         333 W. Wacker Drive
Chicago, Illinois 60606                     Chicago, Illinois 60606


/s/ Thomas E. Leafstrand                    /s/ Robert H. Lyon
-----------------------------------         -------------------------------
Thomas E. Leafstrand,                       Robert H. Lyon,
 as Trustee                                  as Trustee
333 W. Wacker Drive                         333 W. Wacker Drive
Chicago, Illinois 60606                     Chicago, Illinois 60606


/s/ Sheila W. Wellington
-----------------------------------
Sheila W. Wellington,
 as Trustee
333 W. Wacker Drive
Chicago, Illinois 60606

State of Illinois )
                  ) SS.
County of Cook    )

     Then personally appeared the above-named person(s) who are known to me to be Trustee(s) of the Trust whose name(s) and signature(s) are affixed to the foregoing Designation of Series and who acknowledged the same to be his/her free act and deed, before me this 23rd day of July, 1997.



                                     /s/ Karen L. Healy
                                     -----------------------------------------
                                     Notary Public
                                     My Commission Expires:  12/30/99



                                      -3-